UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 24, 2006

VisualMED Clinical Solutions Corp.

(Exact name of registrant as specified in its charter)

NEVADA	000-33191	88-0436055
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1035 Laurier Street West

Montreal, Quebec H2V 2L1

(Address of principal executive offices and Zip Code)

(514) 274-1115

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

VisualMED Clinical Solutions Corp. Announces Management Change

Montreal, April 24th 2006-VisualMED Clinical Solutions Corp. announces the appointment of Mr. Larry Kurlender, MBA, CA, as Principal Financial Officer, effective as of April 1st 2006. Mr. Kurlender will be succeeding M. Philippe Rainville whose mandate to take the company through its early development stage is completed now that the company has begun to record revenues. The board thanked M. Rainville for his contribution to our growth of the past year and a half.

Mr. Kurlender is a Chartered Accountant with more than 25 years experience who also holds a masters degree in Business Administration from McGill University. He brings us hands on experience as a CFO who understands the challenges of a growth company in the early revenue stage such as VisualMED. He acquired this expertise while he served as CFO for growth companies in the field of information technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 24th day of April, 2006.

VisualMED Clinical Solutions Corp.

By:	/s/ Barry Scharf
Barry Scharf, Chief of Operations